FORM OF RESTRICTED STOCK AGREEMENT:  1996 AWARDS



                                     PALFED, Inc.

                           RESTRICTED STOCK AWARD AGREEMENT



         This is a Restricted Stock Award Agreement ("Agreement") dated as of February 15, 1996 by and between PALFED, Inc., a South Carolina corporation (the "Company"), and _________________________ (the "Employee") pursuant to the PALFED, Inc. 1993 Restricted Stock Incentive Award Plan (the "Plan"), by which the parties in consideration of the mutual promises set forth below and other good and valuable consideration, the mutuality and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. BACKGROUND. The Company has adopted the Plan to provide additional incentive compensation to its officers and other employees and to encourage such individuals, including the Employee, to remain in the employ of the Company. The Company desires to grant an award (the "Award") to the Employee of shares of the Company's common stock, $1.00 par value ("Common Stock"), as additional incentive for the Employee's services and as an inducement to the continued services by the Employee to the Company and its subsidiary, Palmetto Federal Savings Bank of South Carolina (the "Bank").

         2. GRANT OF AWARD. Pursuant to the Plan and subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Employee an Award of _____________ shares of Common Stock subject to certain restrictions ("Restricted Stock") (individually, a "Share" and collectively, the "Shares").

         3. RESTRICTIONS. Until expiration of the restrictions provided in this Agreement or in the Plan, the Shares shall be subject to the following restrictions:

              (a) CONTINUED EMPLOYMENT. The Employee shall remain in the employment of the Company or one of its subsidiaries and if, prior to the lapse of restrictions on the Shares, the Employee's employment by the Company terminates for any reason (including without limitation, retirement, death or disability), the Shares shall immediately be forfeited to the Company and the Employee shall have no further rights with respect the Shares.

              (b) TRANSFER. The Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered in any manner by the Employee.

PALFED
Restricted Stock Award Agreement
Page 2


         4.   LAPSE OF RESTRICTIONS.

              (a) GENERAL. Subject to the terms of this Agreement, restrictions on the Shares shall expire only upon the Employee's qualification for annual performance bonuses as determined from time to time by the Company's Personnel and Compensation Committee (the "Committee"). The Company anticipates that the restrictions on the Shares shall expire over a [_____] (__) year period at the annual rate of [total shares divided by vesting period] (___________) of the number of Shares subject to this Award and the Employee shall receive the Shares on which restrictions expire in connection with the Employee's annual incentive bonus. During the term of this Agreement, the Company may reduce the cash portion of any annual incentive bonus paid to the Employee by an amount equal to the value of the number of Shares that vest in such year, together with any applicable income tax due on such Shares. The Employee acknowledges that in any year in which either (i) the Committee does not award incentive bonuses, or
(ii) the Employee does not qualify for an incentive bonus, the Employee shall forfeit the portion of the Shares upon which restrictions were due to lapse in such year.

              (b) VESTING SCHEDULE. Commencing on February 15, 1997 and on or about February 15 of each year thereafter, the restrictions shall expire on the number of Shares that are equal to the LESSER of:

                   (i) [_____] Shares ((________) of the aggregate number of Shares subject to the Award); or

                   (ii) the number of Shares calculated by dividing the Employee's aggregate annual incentive bonus by $12.75 and rounding up to the nearest whole share.

Notwithstanding the foregoing, the Company may defer the vesting period to a later date if the Committee has not determined whether to award incentive bonuses or determines in its discretion to delay or change the timing of such bonuses.

         Set forth on Schedule A to this Agreement is an estimated vesting schedule for the Employee's Award. The Employee acknowledges that Schedule A is an estimate and is prepared for illustrative purposes only.

              (c) FORFEITURE OF SHARES. If the number of Shares calculated in accordance with subsection (b)(ii) above is less than [__________], then the Employee shall forfeit the number of Shares equal to the difference between [___________] and the number of Shares calculated in subsection (b)(ii) above. In the event the Committee does not award an incentive to the Employee in any calendar year, then the Employee shall forfeit any of

PALFED
Restricted Stock Award Agreement
Page 3

the Shares on which restrictions were due to expire. In addition, the Employee shall forfeit all of the Shares subject to restrictions upon the Employee's termination of employment with the Company or any of its subsidiaries for any reason with or without cause, including termination because of death, retirement or disability.

              (d) VALUE OF SHARES. For purposes of calculating the number of Shares in subsection (b) on which restrictions expire each year and the number of Shares that are to be credited against the cash portion of any future annual incentive bonus awarded to the Employee, the Shares shall be valued at $12.75 per Share, which amount represents the fair market value of a share of Common Stock as of the date of the grant of this Award.

              (e) TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing, the Committee shall have the power, in its sole discretion, to accelerate the expiration of the applicable restriction period, to waive any restriction with respect to any part or all of the Shares, or to waive the forfeiture of Shares and to retain restrictions on Shares that would have been forfeited pursuant to the terms of this Agreement.

         5. CERTIFICATES. Each certificate issued in respect of the Shares shall be registered in the name of Employee and deposited with the Company or its designee and shall bear the following legend:

         "This certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the PALFED, Inc. Restricted Stock Incentive Award Plan and an Agreement entered into between PALFED, Inc. and the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, copies of which are on file in the office of the Secretary of PALFED, Inc., Aiken, South Carolina."

         6. SECTION 83 ELECTION. The Employee agrees not to file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares.

         7. CHANGE OF CONTROL. All restrictions with respect to any of the Shares that have not been previously forfeited as provided in this Agreement, shall expire and lapse upon the occurrence of: (i) a tender offer or exchange offer has been made for at least 15% of the outstanding shares of Common Stock, other than one made by the Company, provided that the corporation, person or other entity making such offer purchases or otherwise acquired shares of Common Stock pursuant to such offer; or (ii) any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange

PALFED
Restricted Stock Award Agreement
Page 4


Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the corporation) acquires (other than in a transaction approved by at least two-thirds of the "Incumbent Board" as defined below) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (iii) the individuals who constitute the Incumbent Board fail for any reason to continue to constitute at least two-thirds of the Board of Directors, or (iv) the Board of Directors approves a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation or to sell or otherwise dispose of all or substantially all of its assets. If any of the events specified in this Section 7 have occurred, all restrictions on the Shares shall expire: (x) in the event of (i) above, on or after the date on which shares are purchased pursuant to such tender or exchange offer; or (y) in the event of (ii) above, at any time after the date upon which the Company is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) or other notice indicating that any person, entity or group has become the holder of 15% or more of the outstanding shares of Stock, or, if the Company is not subject to Section 13(d) of the Exchange Act, at any time after the date upon which the Company receives written notice that any person, entity or group has become the holder of 15% or more of the outstanding shares of Company Stock, or
(z) in the event of (iii) or (iv) above, on or after the occurrence of such event.

         For purposes of this Agreement, the "Incumbent Board" shall mean the members of the Board of Directors as of February 15, 1996 and any person becoming a member of the Board of Directors hereafter whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

         8. INCORPORATION OF PLAN; DEFINED TERMS. The Plan is incorporated herein by reference and made a part of this Agreement. The terms and conditions of the Plan shall govern with respect to any matter not expressly addressed in this Agreement. Notwithstanding Section 5(a) of the Plan, the Employee expressly acknowledges that the restrictions on the Shares shall not expire upon the Employee's retirement, death or disability. Unless otherwise expressly defined in this Agreement, all capitalized terms in this Agreement shall have the meanings given such terms in the Plan.

PALFED
Restricted Stock Award Agreement
Page 5

         9.   MISCELLANEOUS.

              (a) SUCCESSORS; GOVERNING LAW. This Agreement shall bind and inure to the benefit of the parties, their heirs, personal representative, successors in interest and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

              (b) INCENTIVE BONUS PROGRAM. The Committee in its sole discretion may determine whether to award incentive bonuses to any employee or to award the performance criteria for awarding annual incentive bonuses. Nothing in this Agreement shall be construed to limit the right of the Company to amend or terminate the Plan or its incentive compensation programs.

              (c) DIVIDENDS. The Company shall have the discretion to pay to the Employee any special or regular cash dividends declared by the Board of Directors, or to defer the payment of cash dividends until the expiration of the restrictions with respect to the Shares, or reinvest such amounts in additional shares of Restricted Stock.

              (d) CONTINUED EMPLOYMENT. The Agreement does not constitute a contract of employment. Participation in the Plan does not give the Employee the right to remain in the employ of the Company or a subsidiary and does not limit in any way the right of the Company or a subsidiary to change the duties or responsibilities of the Employee.

              (e) AMENDMENT. The Company may amend this Agreement or modify the provisions for the termination of the restrictions on the Shares without the approval of the Employee to comply with any rules or regulations under applicable tax or securities laws, or to correct any omission in this Agreement.

PALFED
Restricted Stock Award Agreement
Page 6


         IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date set forth below.


                             PALFED, Inc.


May __, 1996                 By:
                                -------------------------------------------
                             Title:  President

                             Address:  107 Chesterfield Street South
                                       Aiken, South Carolina  29801


                                EMPLOYEE'S ACCEPTANCE

         The undersigned hereby accepts the Award of Restricted Stock and agrees to the terms and conditions of this Agreement and the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and Plan Prospectus.


                             EMPLOYEE


                             ------------------------------------------
                             Name:-------------------------------------

                             Address:----------------------------------
                                     ----------------------------------